    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1998
                                                           REGISTRATION NO. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION

                             -------------------

                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -------------------
                         EAGLE USA AIRFREIGHT, INC.
           (Exact name of registrant as specified in its charter)


                TEXAS                                      76-0094895
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                     Identification No.)



                                 3214 LODESTAR
                              HOUSTON, TEXAS 77032
                                 (281) 821-0300
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 JAMES R. CRANE
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                           EAGLE USA AIRFREIGHT, INC.
                                 3214 LODESTAR
                              HOUSTON, TEXAS 77032
                                 (281) 821-0300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -------------------
                                 Copies to:

        GENE J. OSHMAN                                STEVEN K. COCHRAN
     BAKER & BOTTS, L.L.P.                         THOMPSON & KNIGHT, P.C.
     3000 ONE SHELL PLAZA                       1700 PACIFIC AVENUE, SUITE 3300
   HOUSTON, TEXAS 77002-4995                       DALLAS, TEXAS 75201-1700
        (713) 229-1234                                 (214) 969-1700

                             -------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-44005
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                            Proposed          Proposed
                                                                            maximum           maximum
                                                           Amount           offering         aggregate         Amount of
         Title of each class of                            to be            price per         offering        registration
       securities to be registered                       registered (1)     share (1)        price (2) (3)         fee
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.001 per share . . . . . . .       --                 --             $6,900,000        $2,036
============================================================================================================================

(1) In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2) Includes shares of Common Stock that may be purchased from the Company by the Underwriters pursuant to their over-allotment option.
(3) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices reported on the Nasdaq National Market on January 27, 1998.

                             -------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Registration No. 333-44005) filed by Eagle USA Airfreight, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission on January 9, 1998, as amended by Amendment No. 1 thereto filed on January 27, 1998, are incorporated herein by reference. Filed as exhibits hereto are the following opinions and consents:

         5    --  Opinion of Baker & Botts, L.L.P.
         23.1 --  Consent of Price Waterhouse LLP.
         23.2 --  Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
        *24   --  Powers of Attorney.

---------------------------
* Incorporated by reference from the Registrant's Registration Statement on Form S-3, as amended (Reg. No. 333-44005)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of January, 1998.

                                        EAGLE USA AIRFREIGHT, INC.



                                        By:       /s/ James R. Crane
                                           -----------------------------------
                                                      James R. Crane
                                           President and Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

                 SIGNATURE                                  TITLE                             DATE
               /s/ James R. Crane                      President and Chairman of the     January 28, 1998
-------------------------------------------------      Board (Principal Executive
                   James R. Crane                      Officer)


             /s/ Douglas A. Seckel                     Chief Financial Officer,          January 28, 1998
-------------------------------------------------      Secretary, Treasurer and
                 Douglas A. Seckel                     Director (Principal Financial
                                                       and Accounting Officer)


                         *                             Director                          January 28, 1998
-------------------------------------------------
                 Frank J. Hevrdejs
                         *                             Director                          January 28, 1998
 -------------------------------------------------
                   Neil E. Kelley

                         *                             Director                          January 28, 1998
-------------------------------------------------
               William P. O'Connell


*By:         /s/ Douglas A. Seckel
    --------------------------------------------
                 Douglas A. Seckel
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


         5    --  Opinion of Baker & Botts, L.L.P.
         23.1 --  Consent of Price Waterhouse LLP.
         23.2 --  Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
        *24   --  Powers of Attorney.

----------------------
* Incorporated by reference from the Registrant's Registration Statement on Form S-3, as amended (Reg. No. 333-44005)